EXHIBIT 8.1

             SUBSIDIARIES OF THE REGISTRANT
             ------------------------------

Name                                    Jurisdiction
----                                    ------------

Paralex, Inc.                           United States

Rhythm-Search Developments Ltd.         British Columbia, Canada

Atriven Cardiology Corp.                Canada